UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2011

Energy XXI (Bermuda) Limited
(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM
1179, Hamilton HM EX, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

On December 22, 2010, Energy XXI (Bermuda) Ltd. (the “Company”) filed a Current Report on Form 8-K announcing that on December 17, 2010 its indirect wholly owned subsidiary, Energy XXI GOM, LLC, had closed on its purchase and sale agreement with ExxonMobil Corporation (“Exxon”) and several of Exxon’s subsidiaries to purchase certain shallow water Gulf of Mexico shelf oil and natural gas interests (the “Exxon Properties”). The Company included with such Current Report on Form 8-K certain statements of revenues and direct operating expenses for the Exxon Properties and certain pro forma financial information reflecting the acquisition of the Exxon Properties. The Company hereby provides updated pro forma financial information for its wholly-owned subsidiary, Energy XXI Gulf Coast, Inc. reflecting the acquisition of the Exxon Properties as well as certain other adjustments detailed therein for the periods indicated in Item 9.01 below.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Consolidated Financial Statements of Energy XXI Gulf Coast, Inc. as of March 31, 2011 and for the nine months ended March 31, 2011 and for the year ended June 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Energy XXI (Bermuda) Limited
(Registrant)

Date: May 2, 2011	By:	/s/ David West Griffin
David West Griffin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Consolidated Financial Statements of Energy XXI Gulf Coast, Inc. as of March 31, 2011 and for the nine months ended March 31, 2011 and for the year ended June 30, 2010.